Exhibit 99.2

Bullfrog AI Announces Closing of Registered Direct Offering and Concurrent Private Placement for Aggregate Gross Proceeds of $3.13 Million

GAITHERSBURG, Md., Oct. 21, 2024 (GLOBE NEWSWIRE) — BullFrog AI Holdings, Inc. (NASDAQ:BFRG; BFRGW) (“Bullfrog AI” or the “Company”), a technology-enabled drug development company using artificial intelligence (AI) and machine learning to enable the successful development of pharmaceuticals and biologics, announced today it has closed its previously announced definitive agreement for the purchase and sale of an aggregate of 1,565,000 shares of common stock (or common stock equivalents in lieu thereof) in a registered direct offering and, in a concurrent private placement, common warrants to purchase up to 1,565,000 shares of common stock (together with the registered direct offering) at a combined purchase price of $2.00. The warrants will have an exercise price of $2.00 per share, are initially exercisable on the date that is six months from the date of issuance and will expire five years from such initial exercise date.

The gross proceeds from the offering are expected to be approximately $3.13 million, excluding any proceeds that may be received upon exercise of the warrants and before deducting the placement agent’s fees and other offering expenses payable by the Company.

WallachBeth Capital, LLC acted as sole placement agent for the registered direct offering and private placement.

The shares of common stock, the pre-funded warrants and the shares of common stock underlying the pre-funded warrants (but not the common warrants or the shares of common stock underlying the common warrants) will be issued in a registered direct offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-281341) previously filed with the U.S. Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the SEC on August 21, 2024. The common warrants to be issued in the concurrent private placement and the shares issuable upon exercise of such common warrants were offered pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof and Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws. The offering of the shares of common stock and pre-funded warrants is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement describing the terms of the proposed registered direct offering will be filed with the SEC and available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplements may be obtained, when available, from WallachBeth Capital, LLC, via email at cap-mkts@wallachbeth.com, by calling +1 (646) 237-8585, or by standard mail at WallachBeth Capital LLC, Attn: Capital Markets, 185 Hudson St., Suite 1410, Jersey City, NJ 07311, USA. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BullFrog AI:

BullFrog AI is a technology-enabled drug development company using Artificial Intelligence and machine learning to enable the successful development of pharmaceuticals and biologics. Through its collaborations with leading research institutions, BullFrog AI is at the forefront of AI-driven drug development using its proprietary bfLEAP(TM) artificial intelligence platform to create and analyze networks of biological, clinical, and real-world data spanning from early discovery to late-stage clinical trials. BullFrog AI is deploying bfLEAP(TM) for use at several critical stages of development with the intention of streamlining data analytics in therapeutics development, decreasing the overall development costs by decreasing failure rates for new therapeutics.

For more information visit BullFrog AI at:

Website: www.bullfrogai.com

LinkedIn: https://www.linkedin.com/company/bullfrogai/

Safe Harbor Statement

This press release contains forward-looking statements. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC from time to time. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Contact:

Dave Gentry

RedChip Companies, Inc.

1-407-644-4256

BFRG@redchip.com